Exhibit 99.1
N-able Announces Third Quarter 2023 Results

Third Quarter Revenue Increased 15% Year-Over-Year or 13% on a Constant Currency Basis

Maintained Full-Year 2023 Revenue Growth Outlook of 13% Year-Over-Year

Raised Full-Year 2023 Adjusted EBITDA Outlook to $139.2 - $139.7 Million with Adjusted EBITDA Margin of 33%

BURLINGTON, Massachusetts - November 13, 2023 - N-able, Inc. (NYSE:NABL), a global software company helping IT services providers deliver remote monitoring and management, data protection as-a-service, and security solutions, today reported results for its third quarter ended September 30, 2023.

“As the Age of the MSP advances, the IT outsourcing market remains strong,” said N-able president and CEO John Pagliuca. “Compelling market trends are driving MSP growth, including the fast-moving shift to consolidate and modernize their environments, the movement upmarket, and increasing security standards - all centered on the need to support the expanding small and medium enterprise IT ecosystem. We added new capabilities in the third quarter to meet these evolving market needs, including exciting developments to our security suite. As we move forward, our vision is clear, and we are invigorated by the opportunity to elevate our standing as a vendor of choice for MSPs.”

“Our third quarter results were strong, exceeding our guidance on the top and bottom lines,” added N-able executive vice president and CFO Tim O’Brien. “Looking ahead, we believe we are uniquely positioned to benefit from an appealing market opportunity. We intend to continue to invest in product innovation that advances our strategy of empowering MSPs with purpose-built technology while maintaining cost discipline across other areas of the business.”

Third quarter 2023 financial highlights:

•Total revenue of $107.6 million, representing approximately 15.0% year-over-year growth, or approximately 12.9% year-over-year growth on a constant currency basis.
•Subscription revenue of $105.2 million, representing approximately 15.3% year-over-year growth, or approximately 13.2% year-over-year growth on a constant currency basis.
•GAAP gross margin of 83.9% and non-GAAP gross margin of 84.6%.
•GAAP net income of $6.0 million, or $0.03 per diluted share, and non-GAAP net income of $17.2 million, or $0.09 per diluted share.
•Adjusted EBITDA of $36.6 million, up approximately 27% year-over-year, representing an adjusted EBITDA margin of 34.0%.

For a reconciliation of our GAAP to non-GAAP results, please see the tables below.

Additional highlights for the third quarter of 2023 include:

•N-able secured #1 RMM provider for the third year running in CRN’s 2023 annual report card (ARC) awards. CRN’s ARC Awards— considered one of the most prestigious honors in the IT industry—are based on research conducted by The Channel Company with an invitation-only survey. In this year's survey, 3,300 solution providers across North America rated 68 vendor partners on four criteria: product innovation, support, partnership, and managed cloud services. N-able was also ranked first by solution providers in support, partnership, and product innovation.
•N-able deepened relationship with SentinelOne to empower MSPs with enterprise-grade security solutions. N-able announced an enhanced integration of N-able EDR and launched N-able Attack Surface Management powered by SentinelOne.
•N-able was recognized by Comparably - a leading workplace culture and corporate brand reputation platform - with three awards in the third quarter, Best Employee Compensation, Happiest Employees, and Best Company Perks & Benefits.

Balance Sheet

At September 30, 2023, total cash and cash equivalents were $127.4 million and total debt, net of debt issuance costs, was $335.5 million.

The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until N-able files its quarterly report on Form 10-Q for the period. Information about N-able's use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”

Financial Outlook

As of November 13, 2023, N-able is providing its financial outlook for the fourth quarter of 2023 and full-year 2023. The financial information below represents forward-looking non-GAAP financial information, including adjusted EBITDA. These non-GAAP financial measures exclude, among other items mentioned below, amortization of acquired intangible assets and developed technology, depreciation expense, income tax expense, interest expense, net, unrealized foreign currency losses (gains), acquisition related costs, spin-off costs, stock-based compensation expense and related employer-paid payroll taxes and restructuring and other costs. We have not reconciled our estimates of these non-GAAP financial measures to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, these excluded items in future periods. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.

The financial outlook provided below reflects N-able's expectations, as of the date of this release, regarding the impact on its business of changing foreign exchange rates and current macroeconomic dynamics.

Financial Outlook for the Fourth Quarter of 2023

N-able management currently expects to achieve the following results for the fourth quarter of 2023:

•Total revenue in the range of $106.5 to $107.0 million, representing approximately 11% to 12% year-over-year growth, or approximately 10% to 11% growth on a constant currency basis.
•Adjusted EBITDA in the range of $35.0 to $35.5 million, representing approximately 33% of total revenue.

Financial Outlook for Full-Year 2023

N-able management currently expects to achieve the following results for the full-year 2023:

•Total revenue in the range of $420.0 to $420.5 million, representing approximately 13% year-over-year growth on both a reported and constant currency basis.
•Adjusted EBITDA in the range of $139.2 to $139.7 million, representing approximately 33% of total revenue.

Additional details on the company's outlook will be provided on the conference call.

Conference Call and Webcast

In conjunction with this announcement, N-able will host a conference call today to discuss its financial results, business and business outlook at 8:30 a.m. ET on November 13, 2023. A live webcast of the call will be available on the N-able Investor Relations website at http://investors.n-able.com. A replay of the webcast will be available on a temporary basis shortly after the event on the N-able Investor Relations website.

Forward-Looking Statements

This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the second quarter and full year 2023 and the impact of macroeconomic conditions on our business. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be signified by terms such as “aim,” “anticipate,” “believe,” “continue,” “expect,” “feel,” “intend,” “estimate,” “seek,” “plan,” “may,” “can,” “could,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially and adversely different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) risks related to our spin-off from SolarWinds into a newly created and separately-traded public company, including that the spin-off could disrupt or adversely affect our business, results of operations and financial condition, that the spin-off may not achieve some or all of any anticipated benefits with respect to our business; that the distribution, together with certain related transactions, may not qualify as a transaction that is generally tax-free for U.S. federal income tax purposes, which could result in N-able incurring significant tax liabilities, and, in certain circumstances, requiring us to indemnify SolarWinds for material taxes and other related amounts pursuant to indemnification obligations under the tax matters agreement; (b) the possibility that a worsening of the global COVID-19 pandemic or a new pandemic or other public health crisis may adversely affect our business, results of operations and financial condition or that the impact of such occurrences could negatively affect the global economy or the business operations and financial conditions of our customers, their end customers and our prospective customers; (c) the impact of adverse economic conditions; (d) our ability to sell subscriptions to new managed service provider (“MSP”) partners, to sell additional solutions to our existing MSP partners and to increase the usage of our solutions by our existing MSP partners, as well as our ability to generate and maintain MSP partner loyalty; (e) any decline in our renewal or net retention rates; (f) the possibility that general economic conditions or uncertainty may cause information technology spending to be reduced or purchasing decisions to be delayed, including as a result of the COVID-19 pandemic, inflation, actions taken by central banks to counter inflation, rising interest rates, the impact of bank failures and related financial services industry uncertainty, war and political unrest, military conflict (including between Russia and Ukraine), terrorism, sanctions or other geopolitical events globally, or that such factors may otherwise harm our business, financial condition or results of operations; (g) any inability to generate significant volumes of high-quality sales leads from our digital marketing initiatives and convert such leads into new business at acceptable conversion rates; (h) any inability to successfully identify, complete and integrate acquisitions and manage our growth effectively; (i) risks associated with our international operations including, but not limited to, regulatory, political, tax and labor conditions; (j) foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity; (k) risks that cyberattacks, including the cyberattack on SolarWinds’ Orion Software Platform and internal systems announced by SolarWinds in December 2020, or the Cyber Incident, and other security incidents may result in compromises or breaches of our, our MSP partners’, or their SME customers’ systems, the insertion of malicious code, malware, ransomware or other vulnerabilities into our, our MSP partners’, or their SME customers’ environments, the exploitation of vulnerabilities in our, our MSP partners’, or their SME customers’ security, the theft or misappropriation of our, our MSP partners’, or their SME customers’ proprietary and confidential information, and interference with our, our MSP partners’, or their SME customers’ operations, exposure to legal and other liabilities, higher MSP partner and employee attrition and the loss of key personnel, negative impacts to our sales, renewals and upgrades and reputational harm and other serious negative consequences, any or all of which could materially harm our business; (l) our status as a controlled company; (m) our ability to attract and retain qualified employees and key personnel as a standalone public company; (n) the timing and success of new product introductions and product upgrades by us or our competitors; (o) our ability to protect and defend our intellectual property and not infringe upon others’ intellectual property; (p) the possibility that our operating income could fluctuate and may decline as percentage of revenue as we make further expenditures to expand our operations in order to support additional growth in our business; (q) our indebtedness, including increased borrowing costs resulting from rising interest rates, potential restrictions on our operations and the impact of events of default; (r) our ability to operate our business internationally and increase sales of our solutions to our MSP partners located outside of the United States; (s) increased costs associated with the loss of emerging growth company status as of the end of 2023; and (t) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in N-able’s Annual Report on Form 10-K for the year ended December 31, 2022, that N-able filed with the SEC on March 14, 2023. All information provided in this release is as of the date hereof and N-able undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with GAAP, we use certain non-GAAP financial measures to clarify and enhance our understanding, and aid in the period-to-period comparison, of our performance. We believe that these non-GAAP financial measures provide supplemental information that is meaningful when assessing our operating performance because they exclude the impact of certain amounts that our management and board of directors do not consider part of core operating results when assessing our operational performance, allocating resources, preparing annual budgets and determining compensation. Accordingly, these non-GAAP financial measures may provide insight to investors into the motivation and decision-making of management in operating the business.

N-able also believes that these non-GAAP financial measures are used by investors and security analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures and the method by which their assets were acquired.

As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, their most comparable GAAP measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income.

N-able's management and board of directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Set forth in the tables below are the corresponding GAAP financial measures for each non-GAAP financial measure presented. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are set forth in the tables below.

Non-GAAP Gross Margin, Non-GAAP Operating Income and Non-GAAP Operating Margin. We provide non-GAAP total cost of revenue, non-GAAP gross margin, non-GAAP operating expense and non-GAAP operating income and related non-GAAP gross and operating margins excluding such items as stock-based compensation expense and related employer-paid payroll taxes, amortization of acquired intangible assets, acquisition related costs, spin-off costs and restructuring costs and other. We define non-GAAP gross and operating margins as non-GAAP gross profit and operating income divided by total revenue. Management believes these measures are useful for the following reasons:

•Stock-Based Compensation Expense and Related Employer-Paid Payroll Taxes. We provide non-GAAP information that excludes expenses related to stock-based compensation and related employer-paid payroll taxes associated with our employees’ participation in N-able's stock-based incentive compensation plans. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. Employer-paid payroll taxes on stock-based compensation is dependent on our stock price and the timing of the taxable events related to the equity awards, over which our management has little control, and does not necessarily correlate to the core operation of our business. Because of these unique characteristics of stock-based compensation and related employer-paid payroll taxes, management excludes these expenses when analyzing the organization’s business performance.
•Amortization of Acquired Technologies and Intangible Assets. We provide non-GAAP information that excludes expenses related to purchased technologies and intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors because the amortization of acquired technologies and intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.
•Acquisition Related Costs. We exclude certain expense items resulting from acquisitions, such as legal, accounting and advisory fees, changes in fair value of contingent consideration, costs related to integrating the acquired businesses, deferred compensation, severance and retention expense. We consider these adjustments, to some extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, acquisitions result in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude acquisition related costs allows investors to better review and understand the historical and current results of our continuing operations and also facilitates comparisons to our historical results and results of less acquisitive peer companies, both with and without such adjustments.
•Spin-off Costs. We exclude certain expense items resulting from the spin-off into a newly created and separately traded public company. These costs include legal, accounting and advisory fees, system implementation costs and other incremental costs incurred by us related to the separation from SolarWinds. The spin-off transaction results in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.
•Restructuring Costs and Other. We provide non-GAAP information that excludes restructuring costs such as severance, certain employee relocation costs, and the estimated costs of exiting and terminating facility lease commitments, as they relate to our corporate restructuring and exit activities. These costs are inconsistent in amount and are significantly impacted by the timing and nature of these events. Therefore, although we may incur these types of expenses in the future, we believe that eliminating these costs for purposes of calculating the non-GAAP financial measures facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.

Non-GAAP Net Income and Non-GAAP Net Income Per Diluted Share. We believe that the use of non-GAAP net income and non-GAAP net income per diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income is calculated as net income excluding the adjustments to non-GAAP gross profit and non-GAAP operating income and the income tax effect of the non-GAAP exclusions. We define non-GAAP net income per diluted share as non-GAAP net income divided by the weighted average outstanding common shares.

Adjusted EBITDA and Adjusted EBITDA Margin. We regularly monitor adjusted EBITDA and adjusted EBITDA margin, as they are measures we use to assess our operating performance. We define adjusted EBITDA as net income or loss, excluding amortization of acquired intangible assets and developed technology, depreciation expense, income tax expense, interest expense, net, unrealized foreign currency losses (gains), acquisition related costs, spin-off costs, stock-based compensation expense and related employer-paid payroll taxes and restructuring and other costs. We define adjusted EBITDA margin as adjusted EBITDA divided by total revenue. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include: although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our related party debt; adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Non-GAAP Revenue on a Constant Currency Basis. We provide non-GAAP revenue on a constant currency basis to provide a framework for assessing our performance excluding the effect of foreign currency rate fluctuations. To present this information, current period results for revenue contracts denominated in currencies other than U.S. Dollars are converted into U.S. Dollars at the average exchange rates in effect during the corresponding prior period presented. We believe that providing non-GAAP revenue on a constant currency basis facilitates the comparison of non-GAAP revenue to prior periods.

Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate cash flow from operations, after the deduction of capital expenditures and prior to the impact of our capital structure, acquisition-related costs, restructuring costs, spin-off costs, employer-paid payroll taxes on stock awards and other one-time items, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.

About N-able

N-able fuels IT services providers with powerful software solutions to monitor, manage, and secure their customers’ systems, data, and networks. Built on a scalable platform, we offer secure infrastructure and tools to simplify complex ecosystems, as well as resources to navigate evolving IT needs. We help partners excel at every stage of growth, protect their customers, and expand their offerings with an ever-increasing, flexible portfolio of integrations from leading technology providers. n-able.com

© 2023 N-able, Inc. All rights reserved.

Source: N-able, Inc.
Category: Financial
CONTACTS:

Investors:	Media:
Tim O'Brien ir@n-able.com	Kim Cecchini Phone: 202.391.5205 pr@n-able.com

N-able, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$127,433	$98,847
Accounts receivable, net of allowances of $1,717 and $1,330 as of September 30, 2023 and December 31, 2022, respectively	39,141	34,798
Income tax receivable	16,665	7,814
Prepaid and other current assets	20,710	12,697
Total current assets	203,949	154,156
Property and equipment, net	36,220	37,404
Operating lease right-of-use assets	30,170	31,752
Deferred taxes	1,527	795
Goodwill	821,954	828,795
Intangible assets, net	6,851	8,873
Other assets, net	21,991	17,082
Total assets	$1,122,662	$1,078,857
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,606	$3,544
Accrued liabilities and other	43,907	35,630
Current operating lease liabilities	5,789	5,771
Income taxes payable	11,299	1,629
Current portion of deferred revenue	11,525	11,740
Current debt obligation	3,500	3,500
Total current liabilities	79,626	61,814
Long-term liabilities:
Deferred revenue, net of current portion	161	387
Non-current deferred taxes	1,920	2,783
Non-current operating lease liabilities	30,910	33,110
Long-term debt, net of current portion	331,980	333,488
Other long-term liabilities	3,385	5,204
Total liabilities	447,982	436,786
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 550,000,000 shares authorized and 182,918,788 and 180,849,537 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	183	181
Preferred stock, $0.001 par value: 50,000,000 shares authorized and no shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	—	—
Additional paid-in capital	657,522	632,871
Accumulated other comprehensive loss	(13,920)	(7,815)
Retained earnings	30,895	16,834
Total stockholders' equity	674,680	642,071
Total liabilities and stockholders' equity	$1,122,662	$1,078,857

N-able, Inc.
Consolidated Statements of Operations
(In thousands, except per share information)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue:
Subscription and other revenue	$107,567	$93,527	$313,465	$276,014
Cost of revenue:
Cost of revenue	16,893	14,587	49,205	41,492
Amortization of acquired technologies	463	516	1,382	2,043
Total cost of revenue	17,356	15,103	50,587	43,535
Gross profit	90,211	78,424	262,878	232,479
Operating expenses:
Sales and marketing	33,660	31,149	101,112	94,223
Research and development	19,752	16,038	58,796	46,664
General and administrative	18,438	18,050	53,877	54,119
Amortization of acquired intangibles	11	1,465	585	4,386
Total operating expenses	71,861	66,702	214,370	199,392
Operating income	18,350	11,722	48,508	33,087
Other expense:
Interest expense, net	(7,802)	(5,088)	(22,532)	(12,459)
Other (expense) income, net	(423)	(1,795)	1,569	(561)
Total other expense, net	(8,225)	(6,883)	(20,963)	(13,020)
Income before income taxes	10,125	4,839	27,545	20,067
Income tax expense	4,112	4,545	13,484	10,345
Net income	$6,013	$294	$14,061	$9,722
Net income per share:
Basic earnings per share	$0.03	$0.00	$0.08	$0.05
Diluted earnings per share	$0.03	$0.00	$0.08	$0.05
Weighted-average shares used to compute net income per share:
Shares used in computation of basic earnings per share:	182,710	180,323	182,135	180,072
Shares used in computation of diluted earnings per share:	186,221	181,145	185,506	180,966

N-able, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cash flows from operating activities
Net income	$6,013	$294	$14,061	$9,722
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,329	6,037	16,142	18,270
Provision for doubtful accounts	458	211	387	138
Stock-based compensation expense	11,298	10,112	32,893	28,078
Deferred taxes	(34)	(132)	(20)	213
Amortization of debt issuance costs	405	405	1,197	1,219
Operating lease right-of-use assets, net	(538)	(729)	(1,050)	(1,153)
Loss on foreign currency exchange rates	1,582	1,486	2,137	889
(Gain) loss on contingent consideration	(631)	166	(958)	166
Other non-cash expenses	—	—	128	43
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	(215)	1,790	(6,121)	278
Income tax receivable	(955)	(918)	(8,874)	(2,802)
Prepaid expenses and other assets	(2,207)	(614)	(8,021)	(397)
Accounts payable	(490)	(1,598)	382	(2,437)
Due to and from affiliates	—	61	—	(402)
Accrued liabilities and other	4,287	4,948	8,684	3,126
Income taxes payable	3,510	(4,875)	9,491	(2,910)
Deferred revenue	(28)	135	(443)	493
Other long-term assets	(288)	369	(1,206)	481
Other long-term liabilities	16	—	60	—
Net cash provided by operating activities	27,512	17,148	58,869	53,015
Cash flows from investing activities
Purchases of property and equipment	(3,518)	(4,263)	(10,487)	(9,690)
Purchases of intangible assets	(2,006)	(1,156)	(6,675)	(3,512)
Acquisitions, net of cash acquired	—	(9,302)	—	(9,302)
Net cash used in investing activities	(5,524)	(14,721)	(17,162)	(22,504)
Cash flows from financing activities
Payments of tax withholding obligations related to restricted stock units	(1,988)	(810)	(10,228)	(6,353)
Exercise of stock options	46	4	72	31
Proceeds from issuance of common stock under employee stock purchase plan	910	747	1,681	1,315
Deferred acquisition payments	(850)	—	(850)	—
Repayments of borrowings from Credit Agreement	(875)	(875)	(2,625)	(2,625)
Net cash used in financing activities	(2,757)	(934)	(11,950)	(7,632)
Effect of exchange rate changes on cash and cash equivalents	(988)	(382)	(1,171)	(1,886)
Net increase in cash and cash equivalents	18,243	1,111	28,586	20,993
Cash and cash equivalents
Beginning of period	109,190	86,618	98,847	66,736
End of period	$127,433	$87,729	$127,433	$87,729

Supplemental disclosure of cash flow information:
Cash paid for interest	$7,416	$4,065	$21,119	$10,248
Cash paid for income taxes	$1,156	$9,328	$11,046	$13,157

Supplemental disclosure of non-cash activities:
Change in purchases of property, equipment and leasehold improvements included in accounts payable and accrued expenses	$(1,509)	$11	$(553)	$(572)
Right-of-use assets obtained in exchange for operating lease liabilities	$1,835	$—	$2,318	$967

N-able, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share information)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

GAAP cost of revenue	$17,356	$15,103	$50,587	$43,535
Stock-based compensation expense and related employer-paid payroll taxes	(354)	(335)	(1,071)	(955)
Amortization of acquired technologies	(463)	(516)	(1,382)	(2,043)
Restructuring costs and other	(21)	(11)	(38)	(41)
Non-GAAP cost of revenue	$16,518	$14,241	$48,096	$40,496

GAAP gross profit	$90,211	$78,424	$262,878	$232,479
Stock-based compensation expense and related employer-paid payroll taxes	354	335	1,071	955
Amortization of acquired technologies	463	516	1,382	2,043
Restructuring costs and other	21	11	38	41
Non-GAAP gross profit	$91,049	$79,286	$265,369	$235,518

GAAP sales and marketing expense	$33,660	$31,149	$101,112	$94,223
Stock-based compensation expense and related employer-paid payroll taxes	(3,914)	(3,235)	(11,572)	(9,581)
Acquisition related costs	(4)	(4)	(28)	(18)
Restructuring costs and other	(3)	(10)	(27)	(12)
Non-GAAP sales and marketing expense	$29,739	$27,900	$89,485	$84,612

GAAP research and development expense	$19,752	$16,038	$58,796	$46,664
Stock-based compensation expense and related employer-paid payroll taxes	(2,375)	(1,706)	(6,770)	(4,937)
Acquisition related costs	—	—	(8)	(32)
Restructuring costs and other	(49)	(238)	(839)	(350)
Non-GAAP research and development expense	$17,328	$14,094	$51,179	$41,345

GAAP general and administrative expense	$18,438	$18,050	$53,877	$54,119
Stock-based compensation expense and related employer-paid payroll taxes	(4,932)	(4,946)	(14,812)	(13,507)
Acquisition related costs	613	(233)	654	(456)
Restructuring costs and other	(509)	(292)	(714)	(577)
Spin-off costs	(166)	(394)	(623)	(1,348)
Non-GAAP general and administrative expense	$13,444	$12,185	$38,382	$38,231

GAAP operating income	$18,350	$11,722	$48,508	$33,087
Amortization of acquired technologies	463	516	1,382	2,043
Amortization of acquired intangibles	11	1,465	585	4,386
Stock-based compensation expense and related employer-paid payroll taxes	11,575	10,222	34,225	28,980
Acquisition related costs	(609)	237	(618)	506
Restructuring costs and other	582	551	1,618	980
Spin-off costs	166	394	623	1,348
Non-GAAP operating income	$30,538	$25,107	$86,323	$71,330
GAAP operating margin	17.1%	12.5%	15.5%	12.0%
Non-GAAP operating margin	28.4%	26.8%	27.5%	25.8%

GAAP net income	$6,013	$294	$14,061	$9,722
Amortization of acquired technologies	463	516	1,382	2,043
Amortization of acquired intangibles	11	1,465	585	4,386

Stock-based compensation expense and related employer-paid payroll taxes	11,575	10,222	34,225	28,980
Acquisition related costs	(609)	237	(618)	506
Restructuring costs and other	582	551	1,618	980
Spin-off costs	166	394	623	1,348
Tax benefits associated with above adjustments (1)	(1,041)	(1,383)	(3,480)	(4,098)
Non-GAAP net income	$17,160	$12,296	$48,396	$43,867

GAAP diluted earnings per share	$0.03	$0.00	$0.08	$0.05
Non-GAAP diluted earnings per share	$0.09	$0.07	$0.26	$0.24

Shares used in computation of diluted earnings per share:	186,221	181,145	185,506	180,966
_________________
(1) The tax benefits associated with non-GAAP adjustments for the three and nine months ended September 30, 2023, and 2022, respectively, is calculated utilizing the Company's individual statutory tax rates for each impacted subsidiary.

N-able, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Net income	$6,013	$294	$14,061	$9,722
Amortization	1,437	2,711	4,825	8,548
Depreciation	3,892	3,326	11,317	9,722
Income tax expense	4,112	4,545	13,484	10,345
Interest expense, net	7,802	5,088	22,532	12,459
Unrealized foreign currency losses	1,582	1,486	2,137	889
Acquisition related costs	(609)	237	(618)	506
Spin-off costs	166	394	623	1,348
Stock-based compensation expense and related employer-paid payroll taxes	11,575	10,222	34,225	28,980
Restructuring costs and other	582	551	1,618	980
Adjusted EBITDA	$36,552	$28,854	$104,204	$83,499
Adjusted EBITDA margin	34.0%	30.9%	33.2%	30.3%

N-able, Inc.
Reconciliation of GAAP Revenue to Non-GAAP Revenue on a Constant Currency Basis
(In thousands, except percentages)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	Growth Rate	2023	2022	Growth Rate

GAAP subscription revenue	$105,208	$91,213	15.3%	$306,005	$269,217	13.7%
Estimated foreign currency impact (1)	(1,934)	—	(2.1)	1,892	—	0.7
Non-GAAP subscription revenue on a constant currency basis	$103,274	$91,213	13.2%	$307,897	$269,217	14.4%

GAAP other revenue	$2,359	$2,314	1.9%	$7,460	$6,797	9.8%
Estimated foreign currency impact (1)	(4)	—	(0.2)	53	—	0.8
Non-GAAP other revenue on a constant currency basis	$2,355	$2,314	1.8%	$7,513	$6,797	10.5%

GAAP subscription and other revenue	$107,567	$93,527	15.0%	$313,465	$276,014	13.6%
Estimated foreign currency impact (1)	(1,938)	—	(2.1)	1,945	—	0.7
Non-GAAP subscription and other revenue on a constant currency basis	$105,629	$93,527	12.9%	$315,410	$276,014	14.3%
_________________
(1) The estimated foreign currency impact is calculated using the average foreign currency exchange rates in the comparable prior year monthly periods and applying those rates to foreign-denominated revenue in the corresponding monthly periods in the three and nine months ended September 30, 2023.

N-able, Inc.
Reconciliation of Unlevered Free Cash Flow
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Net cash provided by operating activities	$27,512	$17,148	$58,869	$53,015
Purchases of property and equipment	(3,518)	(4,263)	(10,487)	(9,690)
Purchases of intangible assets	(2,006)	(1,156)	(6,675)	(3,512)
Free cash flow	21,988	11,729	41,707	39,813
Cash paid for interest, net of cash interest received	7,416	4,065	21,119	10,248
Cash paid for acquisition related costs, restructuring costs, spin-off costs, employer-paid payroll taxes on stock awards and other one-time items	833	2,885	4,885	7,204
Unlevered free cash flow	$30,237	$18,679	$67,711	$57,265